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                                                                   EXHIBIT 10.14

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of the ____ day of November, 1999, is by and among IDEA ENTERTAINMENT, INC., a Delaware corporation, d/b/a EVERLAND ENTERTAINMENT (the "Purchaser"), and INTEGRITY INCORPORATED d/b/a INTEGRITY FILMS and HOSANNA! MUSIC, a Delaware corporation and INTEGRITY MUSIC, INC., a Delaware corporation (collectively, the "Seller").

                                   WITNESSETH:

         WHEREAS, Seller is the owner of and is engaged in the creation, manufacture, and distribution of a series of children's video tapes entitled "Adventures of The Royal Academy" (the "Property").

         WHEREAS, Seller desires to sell, and Purchaser desires to acquire, an undivided one hundred percent (100%) ownership interest in and to all of the assets (including, but not limited to, any and all intellectual property rights) associated with the Property, on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and agreements contained herein, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                           SALE AND PURCHASE OF ASSETS

         Section 1.1 Definition of Assets. Effective as of the Closing Date (as defined in Section 1.2), Seller shall sell, assign, transfer, convey and deliver the following assets to Purchaser (collectively, the "Assets"):

         (a) all worldwide right, title and interest in or to the following property, whether known or unknown, now existing or hereafter arising, together with all copyrights therein, the right to secure copyrights therein and the right to renew, extend, continue and continue-in-part copyrights therein, in each case throughout the world:

                  (i) the series title "Adventures of The Royal Academy" and each of the titles of the Masters as such titles are set forth on Schedule 1.1(a)(i);


                  (ii) each and every one of the video masters comprising or relating to or created in connection with the Property, a complete list of which is set forth on
                           Schedule 1.1(a)(ii) (the "Masters");

                  (iii) the literary works, scripts, storyboards, treatments and concepts embodied in, relating to or created in connection with the Masters or any future productions relating to the Property;



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                  (iv)     the characters, plots, themes and storylines embodied
                           in, relating to or created in connection with the Masters;

                  (v) all tapes embodying the Masters and any advertising therefor, including those set forth on Schedule 1.1(a)(v), and all negatives, cuts, outtakes and edits prepared in connection with the Property, whether or not embodied in the Masters;

                  (vi) all artwork embodied in the Masters and any outtakes or edits not embodied in the Masters;

                  (vii) all adaptations, versions or derivative works of any of the foregoing;

                  (viii) all future productions of video masters based on the Property, the title thereto and the characters, plots, themes or storylines embodied therein;

                  (ix) all other intangible property rights relating to the Masters or the Property; and

         (b) all worldwide right, title and interest in or to the trade names and trademarks, whether registered or unregistered, used by Seller from time to time in connection with the Property, together with the right to secure the same therein and the right to renew and extend the same, in each case throughout the world, including those listed on Schedule 1.1(b) (the "Trademarks"); and

         (c) all worldwide right, title and interest in or to any artwork created in connection with the marketing, distribution or packaging of products consisting of the Property;

         (d) all worldwide right, title and interest in or to each musical composition embodied in the any of the Masters, all of which are listed on
Schedule 1.1(d) (the "Compositions"), including, without limitation, the following:

                  (i) all right, title and interest in or to copyrights (including registrations and applications for registration therefor), the right to secure copyrights and the right to renew, extend and continue-in-part copyrights, in each case throughout the world in connection with each Composition;

                  (ii) all right, title and interest in or to the lyrics, music and title of each Composition, together with all right, title and interest in or to all other versions and derivative works;

                  (iii) all right, title and interest in or to any proceeds from any Composition, from whatever source;

                  (iv) all rights to mechanically reproduce for use with any device (alone or in synchronization with visual images), publish in printed form, broadcast or publicly perform each Composition;



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                  (v)      all right, title and interest in or to any licenses
                           regarding any Composition (including mechanical licenses);

                  (vi) all rights to administer, promote, exploit or license, for any use whatsoever (including, without limitation, the uses described in subsection (iv) above), each Composition or any copyright associated therewith or to sub-license the administration, promotion or licensing thereof, all in Purchaser's name;

         (e) all worldwide right, title and interest in or to each Sound Recording (whether sound only or audiovisual) embodying any Composition, all of which are listed on Schedule 1.1(e) (the "Sound Recordings"), including, without limitation, the following:

                  (i) all right, title and interest in or to copyrights (including registrations and applications for registration therefor), the right to secure copyrights and the right to renew, extend and continue-in-part copyrights, in each case throughout the world in connection with each such Sound Recording;

                  (ii) all right, title and interest in or to any proceeds from each Sound Recording, from whatever source;

                  (iii) all rights to mechanically reproduce for use with any device (alone or in synchronization with visual images), distribute, market, broadcast or publicly perform each such Sound Recording;

                  (iv) all right, title and interest in or to any licenses regarding any Sound Recording;

                  (v) all rights to administer, promote, exploit or license, for any use whatsoever (including, without limitation, the uses described in subsection (iv) above), each such Sound Recording or any copyright associated therewith or to sub-license the administration, promotion or licensing thereof, all in Purchaser's name;

                  (vi) all original multi-track tapes, two-track masters and any derivatives or copies thereof of any Sound Recording;

         (f) all worldwide right, title and interest in or to the following property, whether known or unknown, now existing or hereafter arising, together with all copyrights therein, the right to secure copyrights therein and the right to renew, extend, continue and continue-in-part copyrights therein, in each case throughout the world:

                  (i) each of the activity books, and the titles and the content thereof, as set forth on Schedule 1.1(f) (the "Activity Books");

                  (ii) the literary works embodied in, relating to or created in connection with the Activity Books;



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                  (iii)    the characters, plots, themes and storylines embodied
                           in, relating to or created in connection with the Activity Books;

                  (iv)     all artwork embodied in the Activity Books;

                  (v) all adaptations, versions or derivative works of any of the foregoing;

                  (vi) all future productions of any such activity books based on the Property, the title thereto and the characters, plots, themes or storylines embodied therein;

                  (vii) all other intangible property rights relating to the Activity Books; and

         (g) all agreements, understandings or contracts, whether verbal or written, pursuant to which Seller owns or has acquired rights in any of the Property, all of which are set forth on Schedule 1.1(g) (the "Ownership Contracts");

         (h) all rights to sue for past, present or future infringement of any right in connection with any of the Assets (and all rights corresponding thereto);

         (i) all of Seller's books and records relating to any of the Assets, including correspondence, records and book of account (the "Books and Records");

         (j) all right to receive income or revenue associated with or derived from the Assets at any time after the Closing Date (as hereafter defined).

         Section 1.2 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Sherrard & Roe, PLC in Nashville, Tennessee, on the date the initial installment of the Purchase Price (as described in Section 1.3 below) shall be paid by Purchaser (the "Closing Date"), or at such other location and/or date as may be mutually agreed upon by the parties. Notwithstanding the Closing Date, the transactions contemplated hereby shall be effective as of 12:01 AM on the Closing Date.

         Section 1.3 Purchase Price. In consideration of the transfer of the Assets to Purchaser, Purchaser shall pay Seller $2,000,000 (the "Purchase Price"), which amount shall be payable as follows: $1,000,000 at the Closing and $250,000 on each of March 31, 2000, June 30, 2000, September 30, 2000 and
December 31, 2000, in each case by means of wire transfer of immediately available funds in accordance with the instructions set forth on Schedule 1.3 hereto.

         Section 1.4 Transfer of Assets. (a) The transfer and sale of Assets will be effected by the delivery by the Seller to the Purchaser of a Bill of Sale in the form attached as Exhibit A (the "Bill of Sale"), an Assignment and Assumption Agreement in the form attached as Exhibit B (the "Assignment"), Short-Form Assignments with respect to the Masters, the Compositions and the Activity Books in the form attached as Exhibit C (the "Short-Form Assignments"), all consents of third parties necessary to effectively vest in Purchaser title to the Assets, free and clear of all liens, claims or encumbrances, except to the extent disclosed herein or otherwise waived in writing by Purchaser, and the Assets consisting of tangible property. This Agreement, the Bill of Sale, the



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Assignment and the Short-Form Assignment, together with the schedules and attachments hereto and thereto, are collectively referred to herein as the "Operative Documents."

         (b) Additionally, Seller is herewith delivering copies of all federal registrations of copyright on Form PA with regard to the Compositions, the Masters and the Activity Books, copies of such registrations collectively attached hereto as Exhibit D.

         Section 1.5 Assumption of Liabilities. Purchaser assumes no liabilities incurred by Seller or any other person in connection with the Assets at any time prior to the Closing Date, except as and to the extent specifically set forth on
Schedule 3.12(a).

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                                REGARDING SELLER

         Seller hereby represents and warrants as follows:

         Section 2.1 Status. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under each of the Operative Documents. Seller is qualified to do business and is in good standing in each state or other jurisdiction in which such qualification is necessary under applicable provisions of law, except where the failure to so qualify would not have a materially adverse effect on Seller.

         Section 2.2 Authorization; Absence of Conflicts. Seller has full legal right, power and authority to enter into and perform each of its obligations under all of the Operative Documents to which it is a party. The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations hereunder and/or thereunder, do not and will not (i) contravene or conflict with the articles or certificate of incorporation, as amended, of Seller, the Bylaws, as amended, of Seller, or any other organizational document of Seller, (ii) contravene or conflict with any material agreement to which Seller is a party or by which any of its properties is bound, or constitute a default thereunder, or result in the creation or imposition of any lien, charge, security interest, or encumbrance of any nature upon any of the property or assets of Seller pursuant to the terms of any such agreement or instrument, or
(iii) violate any provision of law or any applicable judgment, ordinance, regulation or order of any court or governmental agency material to Seller.

         Section 2.3 No Required Consents. No consent, approval, qualification, order or authorization of or filing with any governmental authority, and no consent of any other person, is required on the part of Seller in connection with Seller's execution, delivery or performance of any of the Operative Documents, which consent has not been obtained in writing.

         Section 2.4 Validity and Binding Effect. Each of the Operative Documents is the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

         Section 2.5 No Defaults. No default or event of default by Seller exists under (i) any of the Operative Documents or (ii) any other instrument or agreement to which Seller is a party or by which



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Seller or its properties may be bound, except (in the case of defaults or events of defaults other than under the Operative Documents) for defaults or events of default which are, individually or in the aggregate, immaterial. To the knowledge of Seller, no event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default by Seller or any other party under any of the Operative Documents or any other instrument or agreement to which Seller is a party or by which Seller or its respective properties may be bound.

         Section 2.6 Compliance With Law. Seller is in compliance with all federal, state or local laws, regulations, decrees and orders applicable to any of them, except to the extent that noncompliance cannot reasonably be expected to have a materially adverse effect on Seller.

         Section 2.7 Taxes. Seller has filed, or caused to be filed, all federal, state and local income, excise and franchise tax returns required to be filed (except for returns that have been appropriately extended), and has paid, or provided for the payment of, all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges which are, individually or in the aggregate, immaterial, or are currently being contested in good faith by appropriate proceedings, and for which appropriate amounts have been reserved). No tax liens have been filed against Seller or any of its properties.

         Section 2.8 Fees/Commissions. Seller has not agreed to pay any finder's fee, commission, origination fee or other fee or charge to any person or entity with respect to or as a result of the consummation of the transactions contemplated hereunder.

         Section 2.9 Bulk Sales Law. There is no bulk sales law applicable to the transactions contemplated hereby.

         Section 2.10 Disclosure. No representation or warranty given as of the date hereof by Seller in this Article II contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained herein or therein untrue in any material respect.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                      REGARDING THE CONDITION OF THE ASSETS

         Seller hereby represents and warrants as follows:

         Section 3.1 Title to the Assets. Seller owns all worldwide right, title and interest in and to, and has good and marketable title in and to, all of the Assets, including specifically all copyrights therein, free and clear of all liens, claims, mortgages, pledges, security interests, encumbrances or charges of every kind, nature, and description whatsoever. Without limiting the foregoing, Seller has not transferred its ownership in or to any copyright pertaining to the Assets to any person or in any place throughout the world.



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         Section 3.2 Adverse Claims. No adverse claims exist with respect to any of the Assets, including, without limitation, any claims asserting the invalidity, abuse, misuse or unenforceability of any of Seller's rights in any of the Assets, and there are no grounds for the same.

         Section 3.3 Infringement. Neither the Assets nor the conduct of Seller's business with respect to the Assets infringes upon or violates the rights of any person, including, without limitation, the copyright, other proprietary or privacy rights of any person, and Seller has not received any notice of the same.

         Section 3.4 Original Works; Original Publication. All Assets consisting of intellectual property, including, without limitation, the Masters and the Compositions, are wholly original with Seller, whether pursuant to valid and enforceable "work-made-for-hire" agreements included in the Ownership Contracts or otherwise, and as such are susceptible of exclusive copyright and other protection by Purchaser throughout the world. All Assets consisting of works subject to publication were originally published by Seller.

         Section 3.5 Options to Purchase. No person has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, for the purchase of all or any part of any of the Assets.

         Section 3.6 Registration of Copyrights; Notice of Copyrights. (a)
Schedule 3.6 contains a complete list of all copyright registrations with respect to the Assets consisting of intellectual property, including, without limitation, the Compositions. Except as set forth on Schedule 3.6, no filings or registrations with any governmental authorities have been made with respect to perfection or protection of interests in any of the Assets consisting of intellectual property, and no such filings or registrations are required.

         (b) The Masters contain a copyright notice complying with the laws of the United States and any foreign territory in which the Masters are distributed as of the Closing Date, such notice appearing in the main or end title of each of the Masters.

         Section 3.7 Existing Licenses; Administration. There are no existing licenses to third persons with regard to any of the Assets, including, without limitation, any of the Masters, Compositions or Sound Recordings. Except as set forth on Schedule 3.7, no person other than Seller has any right to administer, promote, exploit or license, for any use whatsoever, any copyright or other right in or to any of the Assets consisting of intellectual property, including, without limitation, the Masters, Compositions or Sound Recordings.

         Section 3.8 Outstanding Advances. There are no outstanding advances to Seller from any performing rights society, subpublisher, printer or other person.

         Section 3.9 Licenses and Permits. Seller possesses all clearances, licenses and other required approvals, permits, or authorizations applicable to the Assets. Schedule 3.9 sets forth a complete list of all such clearances, licenses, approvals, permits, and authorizations. All such clearances, licenses, approvals, permits, and authorizations are in full force and effect, and Seller is in material compliance with the requirements thereof. None of such clearances, licenses, approvals,



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permits, and authorizations is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         Section 3.10 No Defaults Under Certain Contracts. No default or event of default exists under any, and Seller has made all payments required to be made by it in connection with, (i) any Ownership Contract or (ii) any contract with illustrators, animators or personnel, for studio hire, purchases or licenses, in each case with the production of the Masters and the Sound Recordings, and there exists no state of facts which after notice or lapse of time or both would constitute such a default or breach and such contracts are now in full force and effect. All considerations required to be paid under each of the agreements, licenses, assignments or other documents relating to the production of the Masters have been paid in full, or otherwise discharged in full, and, except as set forth on Schedule 3.12(a), there is no outstanding obligation whatsoever, either present or future, under any of said agreements, licenses, assignments or other documents.

         Section 3.11 Guild and Union Payments. Seller has made all guild, union or similar payments required to be made by it in connection with the production, distribution or sale of the Masters or the Sound Recordings (including any so-called "special fund" payments) through the Closing Date. Without limiting the foregoing, all musicians rendering services in connection with the Sound Recordings were paid the sums required to be paid to them under the applicable American Federation of Musicians (the "AFM") Phonograph Record Labor Agreement. The foregoing representations are included for the benefit of the AFM, all other appropriate unions, their respective members whose performances are embodied in the Masters or the Sound Recordings, and they may be enforced by the unions, their respective designees or Purchaser. Seller has not been and is not currently obligated to make any guild or union payments in connection with the Assets.

         Section 3.12 Royalty Obligations; Advances. (a) A summary of all continuing royalty obligations with respect to the manufacture, sale or distribution of the Masters or the Sound Recordings, or the use of the Compositions embodied therein, is set forth on Schedule 3.12(a) hereto. Except as set forth on Schedule 3.12(a), no other such royalty obligations exist. Seller represents and warrants that the royalties payable to Classic Entertainment, Inc. f/b/o Tony Salerno and Jodi Benson as described in items 1 and 6 appearing on Schedule 3.12(a) are only required to be paid by Purchaser prospectively following recoupment of all production costs of the Masters (determined on a Master by Master basis), which recoupment shall be determined from Purchaser's "net receipts" as such term is defined in Section 9(b) of the Production Services Agreement (as such term is defined in Section 3.23 hereof).

         (b) The balance as of the Closing Date of each recoupable advance made by Seller to any person in connection with the Assets is set forth on Schedule 3.12(b), and each such balance is subject to recoupment by Purchaser prior to the payment by Purchaser of any royalties whatsoever in respect of the Assets to the person for the account of whom such balance is maintained.

         Section 3.13 Credits; Quality; Content. (a) All credits required to appear in the Masters appear in the Masters in appropriate form and location;



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         (b) The Masters are completely finished, fully edited and titled and fully synchronized with language dialogue, sound and music and in all respects of a quality, both artistic and technical, adequate for commercial public exhibition.

         (c) The Masters consist of a continuous and connected series of scenes, telling or presenting a story, free from any obscene, vulgar, salacious, controversial or partisan political matters.

         Section 3.14 Other Musical Compositions. No musical compositions other than the Compositions are embodied in any of the Masters.

         Section 3.15 No Advertising Matter. The Masters do not contain any advertising matter for which compensation, direct or indirect, has been or will be received by Seller or any other person.

         Section 3.16 Insurance. A list of all insurance policies of Seller with regard to any of the Assets, including, without limitation, any policy of errors and omissions insurance, is set described on Schedule 3.16 hereto.

         Section 3.17 Power of Attorney. Seller has not given or granted any power of attorney in regard to the Assets, whether limited or general, to any person, firm, corporation, or otherwise that is in effect as of the date hereof or is continuing in effect.

         Section 3.18 Restrictions on Competition. Seller is not a party to any contract, agreement or understanding expressly restricting or purporting to restrict competition by the Seller in regard to the Assets.

         Section 3.19 Books and Records. The Books and Records are complete and correct in all material respects, have been maintained in accordance with sound business practices and accurately and fairly reflect, in all material respects, Seller's transactions with regard to the Assets.

         Section 3.20 Letters of Direction. The Letters of Direction are sufficient to enable Purchaser to register and claim its rights in and to the Assets and income or revenue associated with or derived from the Assets at any time after the Closing Date.

         Section 3.21 Sufficiency of Assets. The Assets constitute all of the property necessary for the conduct of Seller's business as it relates to the Property.

         Section 3.22 Inventory. Schedule 3.22 sets forth a brief description of all of the existing inventory consisting in whole or in part of any of the Property (the "Inventory").

         Section 3.23 No Production in Process. No production of any video masters based in whole or in part on the Property is currently in process, and Purchaser shall not be obligated to engage in any additional video production or expend any sums pursuant to the provisions of that certain Productions Services Agreement, dated as of December 1, 1994, by and among Seller, Classic Entertainment, Inc. and Tony Salerno, prior to its expiration on December 1, 1999 (the "Production Services Agreement").



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         Section 3.24 Litigation; Judgments. There is no pending or threatened litigation, arbitration, claim, proceeding or investigation which would adversely affect or prejudice Purchaser's rights in any of the Assets. There are no outstanding judgments, orders or decrees issued by any governmental authority with respect to any of the Assets.

         Section 3.25 Disclosure. No representation or warranty given as of the date hereof by Seller in this Article III contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained herein or therein untrue in any material respect.

                                   ARTICLE IV
                  ADDITIONAL AGREEMENTS OF SELLER AND PURCHASER

         Section 4.1 Name and Likeness. Seller hereby grants Purchaser, for no additional consideration, the perpetual right to use the name, image, likeness and voice of any person rendering services in connection with the production of any Master, Composition or Sound Recording for the purpose of advertising, publicizing or exploiting the same, including commercial tie-ins.

         Section 4.2 Post-Closing Payments. Seller shall be responsible for the payment of all songwriters' or composers' royalties due to the Composers in respect of monies received by Seller prior to the Closing Date, and Purchaser shall be responsible for the payment of such royalties in respect to monies received by Purchaser after the date of execution of this Agreement. If Seller shall receive any monies relating to the Compositions after execution of this Agreement, Seller shall promptly pay over to Purchaser all such monies.

         Section 4.3 Inventory. The parties agree that they will negotiate terms and conditions regarding the disposition by Seller of the Inventory following the Closing Date.

         Section 4.4 Allocation of Purchase Price. The parties agree that the Purchase Price shall be allocated among the assets as follows: $1,200,000 in respect of goodwill and $800,000 in respect of general intangibles other than goodwill. It is the intention of the parties that all of the Assets, including goodwill and general intangibles other than goodwill, shall be treated as "Section 197 intangibles" pursuant to Section 197 of the Internal Revenue Code, as amended. Each of the parties agrees to prepare and timely submit a Form 8594 consistent with the provisions of this Section 4.4.

         Section 4.5 Seller's Further Assurances. From time to time after the date hereof, the Seller shall, at the request of Purchaser, execute and deliver such additional conveyances, transfers, copyright assignments and other documents or assurances (including letters of direction to the extent necessary to claim income or revenue associated with or derived from the Assets at any time after the Closing Date) as may, in the opinion of Purchaser, be reasonably required to effectively carry out the intent of this Agreement and to transfer the Assets to Purchaser, including, without limitation, any Assets consisting in whole or in part of intellectual property.


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                                    ARTICLE V
              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER

         The obligation of Purchaser to purchase and pay Purchase Price on the Closing Date shall be subject to the fulfillment on or before the Closing Date of each of the following conditions:

         Section 5.1 Representations and Warranties. The representations and warranties of Seller, or any of them, contained in this Agreement and the other Operative Documents shall have been true and correct when made and shall be true and correct as of the Closing Date, except to the extent such representations and warranties expressly relate to a specific date. Seller shall have duly performed all of the covenants and agreements to be performed by it hereunder on or prior to the Closing Date.

         Section 5.2 Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement and the other Operative Documents necessary to the consummation thereof shall be satisfactory in form and substance to Purchaser's counsel, and Seller shall have delivered to Purchaser a certificate, dated the Closing Date, signed by the Secretary of Seller to such effect in form and substance satisfactory to Purchaser's counsel.

         Section 5.3 Operative Documents. Seller and each of the other signatories thereto shall have executed and delivered to Purchaser each of the Operative Documents.

         Section 5.4 Existence and Authority. Seller shall have delivered to Purchaser a certificate as to the legal existence and good standing of the Company issued by the Secretary of State or other appropriate official in the jurisdiction each such entity is organized.

         Section 5.5 Required Consents. Any consents or approvals required to be obtained by Seller from any other person, and any amendments of agreements which shall be necessary to permit the consummation of the transactions contemplated hereby on the Closing Date, shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to Purchaser's counsel.

                                   ARTICLE VI
                                 INDEMNIFICATION

         Section 6.1 Survival. The representations and warranties of Seller contained herein or any of the other Operative Documents shall survive the Closing and, notwithstanding such Closing, and regardless of any investigation by or on behalf of Purchaser with respect thereto, shall continue in full force and effect for the benefit of Purchaser.



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         Section 6.2 Obligation of Seller to Indemnify. Seller agrees to indemnify, defend, and hold harmless Purchaser and its affiliates, controlling persons, directors, officers, employees, representatives, agents, partners, joint venturers and assigns from and against any Losses (as defined below) relating to, based upon, arising out of, or otherwise in respect of any breach of any representation of any of Seller's warranties, representations or agreements contained herein or in any of the other Operative Documents or any actual or threatened claim, demand or action by any third party which is inconsistent with any of Seller's warranties, representations or agreements contained herein or in any of the Operative Documents. With respect to third party claims, Purchaser shall give notice to Seller of any asserted liability and shall thereafter have the right to pay, compromise or contest any asserted liability on behalf of and for the account and risk of Seller; provided that (i) Purchaser will not compromise any asserted liability without obtaining either an unconditional release of liability of Seller with respect to such matter or Seller's prior written consent and (ii) Seller may participate, at its own expense, in any contest by Purchaser of any asserted liability. In any event, Purchaser shall give Seller prompt written notice of, and Seller shall reimburse Purchaser on demand for, any Losses to Purchaser.

         Section 6.3 Definition of "Losses". As used in this Agreement, the term "Loss" or "Losses" means any and all claims, actions, suits, proceedings, demands, assessments, judgments, losses, remedial action requirements, costs, expenses, deficiencies, damages, fines, penalties, liabilities, or expenses (including, but not limited to, court costs and reasonable attorneys' fees).

         Section 6.4 Right to Set-Off. Seller agrees that Purchaser may set off any amount of Losses to which it is entitled pursuant to Section 6.2 by reducing the amounts otherwise payable to Seller under any contract, agreement, arrangement or otherwise, including, without limitation, this Agreement or any of the Operative Documents. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit Purchaser in any manner in the enforcement of any other remedies that may be available to it under this Agreement.

         Section 6.5 Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude the assertion by Purchaser of any other rights or the seeking of any other remedies against Seller.

                                   ARTICLE VII
                                  MISCELLANEOUS

         Section 7.1 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

         Section 7.2 Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of Purchaser in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other of further exercise thereof, or the exercise of any other power or right, and the rights and remedies Purchaser are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent shall extend to or affect any obligation or right not expressly waived or consented to.

         Section 7.3 Persons Directly or Indirectly. Where any provision in this Agreement refers to action or a prohibition on action by any person, such provision shall be applicable whether the action in question is taken directly or indirectly by such person.

         Section 7.4 Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may for any reason, be hereafter declared invalid or unenforceable.

         Section 7.5 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with Tennessee law, without regard to its conflict of law rules. This Agreement and its subject matter have substantial contacts with Tennessee, and all actions, suits, or other proceedings with respect to this Agreement shall be brought only in a court of competent jurisdiction sitting in Davidson County, Tennessee, or in the Federal District Court having jurisdiction over that County. In any such action, suit, or proceeding, such court shall have personal jurisdiction of all of the parties hereto, and service of process upon them under any applicable statutes, laws, and rules shall be deemed valid and good.

         Section 7.6 Captions; Counterparts. The descriptive headings of the various sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 7.7 Notices. All communications provided for hereunder shall be in writing and shall be delivered personally, or mailed by registered mail, or by prepaid overnight air courier, or by facsimile communication, in each case addressed:

         If  to Purchaser:          Idea Entertainment, Inc.
                                    25 Music Square West
                                    Nashville, TN  37203
                                    Fax:  (615) 457-2005
                                    Attention:  Roland Lundy

         with a copy to:            Sherrard & Roe, PLC
                                    424 Church Street, Suite 2000
                                    Nashville, Tennessee  37219
                                    Fax:  (615) 742-4539
                                    Attention:  Steven A. King

         If to Seller:              Integrity Incorporated
                                    1000 Cody Road
                                    Mobile, AL  36695
                                    Fax:  (334) 633-7438
                                    Attention: Don Mayes



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


or such other address as Purchaser, the Company or the Shareholders may designate to the others in writing; provided, however, that a notice sent by overnight air courier shall only be effective if delivered at a street address designated for such purpose by such person and a notice sent by facsimile communication shall only be effective if made by confirmed transmission at a telephone number designated for such purpose by such person.

         Section 7.8 Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof.





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         IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase
Agreement to be executed and delivered by their duly authorized officers as of the date first written above.


                                     INTEGRITY INCORPORATED


                                      By:
                                         --------------------------------
                                     Name:
                                         --------------------------------
                                     Title:
                                         --------------------------------


                                      INTEGRITY MUSIC, INC.


                                      By:
                                         --------------------------------
                                     Name:
                                         --------------------------------
                                     Title:
                                         --------------------------------


                                      IDEA ENTERTAINMENT, INC.


                                      By:
                                         --------------------------------
                                      Name:
                                         --------------------------------
                                      Title:
                                         --------------------------------



                                       15